Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                  Contact:                      David M. Findlay
                                                                                                            President and
                                                                                                            Chief Financial Officer
                                                                                                            (574) 267-9197
                                                                                                            david.findlay@lakecitybank.com

Lakeland Financial Reports

Record Performance

Warsaw, Indiana (July 25, 2013) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported net income of $9.2 million for the second quarter of 2013, an increase of 5% versus $8.8 million in the second quarter of 2012.  Diluted net income per share increased 4% to $0.56 versus $0.54 for the comparable period of 2012.

The Company further reported net income of $18.5 million for the six months ended June 30, 2013 versus $17.4 million for the comparable period of 2012, an increase of 6% and a record performance for the Company over a six month period.  Diluted net income per common share also increased 6% to $1.12 for the six months ended June 30, 2013 versus $1.06 for the comparable period of 2012.  This per share performance also represents a record level for the Company.

Michael L. Kubacki, Chairman and Chief Executive Officer, commented, “We are extremely pleased with this record performance and continue to be encouraged by the quality and consistency of our earnings.  As the largest bank in the state dedicated to serving Indiana, these results are a further affirmation of our Indiana-focused strategy and reflect the commitment we have to our communities.”

Earnings for the three-month and six-month periods ended June 30, 2013 were negatively impacted by a one-time non-cash provision for state income tax expense of $465,000, which resulted from a revaluation of the Company’s state deferred tax items.  During the second quarter of 2013, the Indiana legislature approved new tax rates for financial institutions which will lower their state income tax rate from 8.5% to 6.5%.  The decrease will be phased in over four years, beginning in 2014.  This lower state tax rate going forward will reduce the benefit provided by the Company’s existing deferred tax items.  As a result, the Company recorded this one-time non-cash adjustment.

Excluding the effect of the one-time non-cash adjustment, net income for the three months and six months ended June 30, 2013 would have been $9.7 million and $18.9 million, respectively, representing increases of 10% and 9% over the comparable periods of 2012.  Diluted net income per share would have been $0.59 and $1.15, respectively for the three and six month periods ended June 30, 2013, representing increases of 9% and 8% over the comparable periods in 2012.

The Company also announced that the Board of Directors approved a cash dividend for the second quarter of $0.19 per share, payable on August 5, 2013, to shareholders of record as of July 25, 2013.  The quarterly dividend represents a 12% increase over the quarterly dividends paid for each quarter of 2012.

Commenting on the dividend, Kubacki added, “Lakeland Financial’s shareholders continue to benefit from our strong performance.  This dividend represents a healthy dividend payout ratio of 34%, which is reflective of our strong capital structure and our consistently good results.”

Average total loans for the second quarter of 2013 were $2.30 billion versus $2.22 billion for the second quarter of 2012, an increase of 4%.  Total loans outstanding grew $120.3 million, or 5%, from $2.21 billion as of June 30, 2012 to $2.33 billion as of June 30, 2013.  On a linked quarter basis, average total loans increased $49.0 million, or 2%, from $2.26 billion for the first quarter of 2013.

David M. Findlay, President and Chief Financial Officer, observed, “Total loan growth of $72 million during the quarter is the highest quarterly loan growth since the fourth quarter of 2008.  The loan growth was geographically and industry diverse, which we believe is indicative of both a strengthening Indiana economy and good market penetration by Lake City Bank.”

The Company’s net interest margin was 3.20% in the second quarter of 2013 versus 3.32% for the second quarter of 2012. The net interest margin improved from 3.17% in the first quarter of 2013.  The year-over-year margin decline resulted primarily from reduced yields in the investment portfolio and slightly lower commercial loan yields as interest rates continue to be at historic lows.  The reduced yields in the investment portfolio were driven by prepayments in the Company’s agency mortgage-backed securities portfolio, which were also affected by the low interest rate environment.  The prepayments generally have a negative impact on investment portfolio yields because they cause the Company to reinvest in lower yielding securities and the acceleration of premium amortization.

Findlay emphasized, “We’re very pleased with the stability and improvement in our net interest margin during the quarter.  Despite a challenging interest rate environment, we were able to improve our margin and generally maintain deposit levels.  The margin improvement was driven by a reduction in funding costs, which we will continue to manage as interest rates remain at historic lows.”

The Company’s tangible common equity to tangible assets ratio was 10.25% at June 30, 2013 compared to 9.58% at June 30, 2012 and 10.38% at March 31, 2013.  Average total deposits for the quarter ended June 30, 2013 were $2.49 billion versus $2.47 billion for the first quarter of 2013 and $2.55 billion for the second quarter of 2012.

The Company’s provision for loan losses in the six months ended June 30, 2013 was $0 versus $1.3 million in the same period of 2012.  The provision decrease on a year-over-year basis was generally driven by the stabilization and improvement in key loan quality metrics, including lower levels of net charge offs, appropriate reserve coverage of nonperforming loans, continuing signs of stabilization in the economic conditions of the Company’s markets and general signs of improvement in our borrowers’ performance and future prospects.  The Company’s allowance for loan losses as of June 30, 2013 was $50.6 million compared to $51.8 million as of June 30, 2012 and $50.8 million as of March 31, 2013.  The allowance for loan losses represented 2.17% of total loans as of June 30, 2013 versus 2.34% at June 30, 2012 and 2.25% as of March 31, 2013.  Further, the allowance for loan losses represented 234% of nonperforming loans as of June 30, 2013 versus 150% at June 30, 2012 and 234% as of March 31, 2013.

Net charge-offs totaled $183,000 in the second quarter of 2013 versus net charge-offs of $1.4 million during the second quarter of 2012 and net charge-offs of $626,000 during the linked first quarter of 2013.  Nonperforming assets decreased 40% to $21.8 million as of June 30, 2013 versus $36.4 million as of June 30, 2012.  As of June 30, 2013, the Company’s other real estate consisted of two properties and totaled only $171,000.  On a linked quarter basis, nonperforming assets were 3% lower than the $22.4 million reported as of March 31, 2013.  The decrease in nonperforming assets during 2013 primarily resulted from the removal of two commercial credits totaling $8.4 million from the impaired category, as well as sales of other real estate owned and charge-offs taken and payments received on nonperforming loans.  The ratio of nonperforming assets to total assets at June 30, 2013 was 0.73% versus 1.22% at June 30, 2012 and 0.77% at March 31, 2013.

Kubacki concluded, “We believe Lake City Bank’s credit quality is in good shape.  Since the fourth quarter of 2010, we have reduced nonperforming assets by $18.8 million, or 46%.  During that same time period, net charge offs have totaled $10.7 million, significantly less than this reduction in nonperforming assets.  We also have an allowance for loan losses that is appropriately strong, with coverage of nonperforming loans at 234%.”

The Company’s noninterest income increased $1.8 million, or 30%, to $7.6 million for the second quarter of 2013, versus $5.8 million for the second quarter of 2012.  On a year-over-year basis, quarterly noninterest income was positively impacted by a $426,000 increase in other income, which was driven by a $268,000 increase in income from bank owned life insurance.  Loan, insurance and service fees increased by $360,000 and service charges on deposit accounts increased by $241,000.  In addition, noninterest income in the second quarter of 2012 was negatively impacted by $449,000 in other than temporary impairment on several non-agency mortgage backed securities.  On a linked quarter basis, noninterest income increased by $88,000 from $7.5 million in the first quarter of 2013.

The Company’s noninterest expense increased $842,000, or 6%, to $15.1 million in the second quarter of 2013 versus $14.2 million in the comparable quarter of 2012.  On a linked quarter basis, noninterest expense increased by $198,000 from $14.9 million in the first quarter of 2013.  On a year-over-year basis, salaries and employee benefits increased by $528,000 in the three month period ended June 30, 2013 versus the same period of 2012.  These increases in salary and employee benefits were driven by normal merit increases and higher performance incentive-based compensation costs.  Quarterly data processing fees increased by $319,000 due to a larger customer base as well as greater utilization of services from the Company’s core processor, which the Company expects will improve marketing and cross-selling initiatives.  The Company's efficiency ratio was 51% for the second quarters of 2013 and 2012, and 52% for the linked first quarter of 2013, which consistently ranks in the top quartile of peer financial institutions in the country.

Lakeland Financial Corporation is a $3.0 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Indiana with 45 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Hamilton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
SECOND QUARTER 2013 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except per share data)

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
END OF PERIOD BALANCES	2013	2013	2012	2013	2012
Assets	$ 2,975,462	$ 2,927,702	$ 2,974,438	$ 2,975,462	$ 2,974,438
Deposits	2,483,492	2,451,188	2,525,485	2,483,492	2,525,485
Loans	2,334,700	2,262,460	2,214,400	2,334,700	2,214,400
Allowance for Loan Losses	50,635	50,818	51,817	50,635	51,817
Total Equity	307,608	306,674	287,658	307,608	287,658
Tangible Common Equity	304,576	303,655	284,543	304,576	284,543
AVERAGE BALANCES
Total Assets	$ 2,982,150	$ 2,943,767	$ 3,015,641	$ 2,963,065	$ 2,954,484
Earning Assets	2,795,925	2,767,928	2,730,356	2,782,004	2,716,790
Investments	482,628	478,098	479,131	480,376	474,555
Loans	2,304,471	2,255,505	2,220,641	2,280,123	2,218,122
Total Deposits	2,490,115	2,473,152	2,554,013	2,481,681	2,490,861
Interest Bearing Deposits	2,102,924	2,092,394	2,208,292	2,097,688	2,150,820
Interest Bearing Liabilities	2,268,230	2,243,297	2,365,962	2,255,832	2,315,952
Total Equity	309,417	303,227	284,638	306,339	280,913
INCOME STATEMENT DATA
Net Interest Income	$ 21,912	$ 21,257	$ 22,148	$ 43,169	$ 44,645
Net Interest Income-Fully Tax Equivalent	22,351	21,678	22,550	44,031	45,450
Provision for Loan Losses	0	0	500	0	1,299
Noninterest Income	7,569	7,481	5,812	15,050	11,662
Noninterest Expense	15,091	14,893	14,249	29,984	28,929
Net Income	9,236	9,246	8,819	18,482	17,445
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.56	$ 0.56	$ 0.54	$ 1.13	$ 1.07
Diluted Net Income Per Common Share	0.56	0.56	0.54	1.12	1.06
Cash Dividends Declared Per Common Share	0.19	0.19	0.170	0.38	0.325
Book Value Per Common Share (equity per share issued)	18.71	18.67	17.61	18.71	17.61
Market Value – High	28.50	27.02	26.83	28.50	27.50
Market Value – Low	25.26	23.92	24.07	23.92	23.91
Basic Weighted Average Common Shares Outstanding	16,425,382	16,408,710	16,324,928	16,411,695	16,298,981
Diluted Weighted Average Common Shares Outstanding	16,546,547	16,527,171	16,453,561	16,524,250	16,450,832
KEY RATIOS
Return on Average Assets	1.24%	1.27%	1.18%	1.26%	1.19%
Return on Average Total Equity	11.97	12.37	12.46	12.17	12.49
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	51.19	51.82	50.96	51.50	51.38
Average Equity to Average Assets	10.38	10.30	9.44	10.34	9.51
Net Interest Margin	3.20	3.17	3.32	3.19	3.37
Net Charge Offs to Average Loans	0.03	0.11	0.26	0.07	0.26
Loan Loss Reserve to Loans	2.17	2.25	2.34	2.17	2.34
Loan Loss Reserve to Nonperforming Loans	233.92	233.86	149.67	233.92	149.67
Loan Loss Reserve to Nonperforming Loans
and Performing TDR's	113.37	112.10	90.29	113.37	90.29
Nonperforming Loans to Loans	0.93	0.96	1.56	0.93	1.56
Nonperforming Assets to Assets	0.73	0.77	1.22	0.73	1.22
Total Impaired and Watch List Loans to Total Loans	7.71	8.17	6.93	7.71	6.93
Tier 1 Leverage	11.01	11.11	10.16	11.01	10.16
Tier 1 Risk-Based Capital	13.39	13.51	12.85	13.39	12.85
Total Capital	14.65	14.77	14.11	14.65	14.11
Tangible Capital	10.25	10.38	9.58	10.25	9.58
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 5,348	$ 2,852	$ 6,744	$ 5,348	$ 6,744
Loans Past Due 90 Days or More	104	0	106	104	106
Non-accrual Loans	21,542	21,730	34,514	21,542	34,514
Nonperforming Loans (includes nonperforming TDR's)	21,646	21,730	34,620	21,646	34,620
Other Real Estate Owned	171	667	1,737	171	1,737
Other Nonperforming Assets	5	13	13	5	13
Total Nonperforming Assets	21,822	22,410	36,370	21,822	36,370
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	19,398	19,607	32,129	19,398	32,129
Performing Troubled Debt Restructurings	23,017	23,605	22,767	23,017	22,767
Total Troubled Debt Restructurings	42,415	43,211	54,896	42,415	54,896
Impaired Loans	46,906	47,685	59,256	46,906	59,256
Non-Impaired Watch List Loans	133,139	137,242	94,149	133,139	94,149
Total Impaired and Watch List Loans	180,045	184,927	153,405	180,045	153,405
Gross Charge Offs	368	1,206	1,852	1,574	3,584
Recoveries	185	580	412	765	702
Net Charge Offs/(Recoveries)	183	626	1,440	810	2,882

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of June 30, 2013 and December 31, 2012
(in thousands, except share data)

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Cash and due from banks	$ 55,814	$ 156,666
Short-term investments	7,741	75,571
Total cash and cash equivalents	63,555	232,237

Securities available for sale (carried at fair value)	472,976	467,021
Real estate mortgage loans held for sale	5,486	9,452

Loans, net of allowance for loan losses of $50,635 and $51,445	2,284,065	2,206,075

Land, premises and equipment, net	35,346	34,840
Bank owned life insurance	62,008	61,112
Accrued income receivable	9,214	8,491
Goodwill	4,970	4,970
Other intangible assets	24	47
Other assets	37,818	39,899
Total assets	$ 2,975,462	$ 3,064,144

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 397,610	$ 407,926
Interest bearing deposits	2,085,882	2,173,830
Total deposits	2,483,492	2,581,756

Short-term borrowings
Federal funds purchased	37,000	0
Securities sold under agreements to repurchase	102,655	121,883
Total short-term borrowings	139,655	121,883

Accrued expenses payable	11,685	15,321
Other liabilities	2,057	1,390
Long-term borrowings	37	15,038
Subordinated debentures	30,928	30,928
Total liabilities	2,667,854	2,766,316

EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,431,881 shares issued and 16,340,697 outstanding as of June 30, 2013
16,377,247 shares issued and 16,290,136 outstanding as of December 31, 2012	90,921	90,039
Retained earnings	219,002	203,654
Accumulated other comprehensive income (loss)	(625)	5,689
Treasury stock, at cost (2013 - 91,184 shares, 2012 - 87,111 shares)	(1,779)	(1,643)
Total stockholders' equity	307,519	297,739

Noncontrolling interest	89	89
Total equity	307,608	297,828
Total liabilities and equity	$ 2,975,462	$ 3,064,144

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Six Months Ended June 30, 2013 and 2012
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 24,388	$ 25,795	$ 48,874	$ 51,986
Tax exempt	102	112	204	224
Interest and dividends on securities
Taxable	1,152	2,627	2,097	5,391
Tax exempt	770	699	1,505	1,396
Interest on short-term investments	12	16	36	27
Total interest income	26,424	29,249	52,716	59,024

Interest on deposits	4,139	6,602	8,776	13,363
Interest on borrowings
Short-term	112	104	203	217
Long-term	261	395	568	799
Total interest expense	4,512	7,101	9,547	14,379
NET INTEREST INCOME	21,912	22,148	43,169	44,645
Provision for loan losses	0	500	0	1,299
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	21,912	21,648	43,169	43,346

NONINTEREST INCOME
Wealth advisory fees	971	897	1,915	1,811
Investment brokerage fees	997	940	1,946	1,740
Service charges on deposit accounts	2,252	2,011	4,223	3,892
Loan, insurance and service fees	1,812	1,452	3,268	2,641
Merchant card fee income	293	289	569	605
Other income	706	280	2,081	945
Mortgage banking income	538	392	1,047	984
Net securities gains	0	0	1	3
Other than temporary impairment loss on available-for-sale securities:
Total impairment losses recognized on securities	0	(475)	0	(985)
Loss recognized in other comprehensive income	0	26	0	26
Net impairment loss recognized in earnings	0	(449)	0	(959)
Total noninterest income	7,569	5,812	15,050	11,662
NONINTEREST EXPENSE
Salaries and employee benefits	8,891	8,363	18,056	17,438
Net occupancy expense	873	831	1,719	1,716
Equipment costs	654	596	1,263	1,213
Data processing fees and supplies	1,379	1,060	2,672	1,901
Other expense	3,294	3,399	6,274	6,661
Total noninterest expense	15,091	14,249	29,984	28,929

INCOME BEFORE INCOME TAX EXPENSE	14,390	13,211	28,235	26,079
Income tax expense	5,154	4,392	9,753	8,634
NET INCOME	$ 9,236	$ 8,819	$ 18,482	$ 17,445

BASIC WEIGHTED AVERAGE COMMON SHARES	16,425,382	16,324,928	16,411,695	16,298,981
BASIC EARNINGS PER COMMON SHARE	$ 0.56	$ 0.54	$ 1.13	$ 1.07
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,546,547	16,453,561	16,524,250	16,450,832
DILUTED EARNINGS PER COMMON SHARE	$ 0.56	$ 0.54	$ 1.12	$ 1.06

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
SECOND QUARTER 2013
(unaudited in thousands)

	June 30,		March 31,		December 31,		June 30,
	2013		2013		2012		2012
Commercial and industrial loans:
Working capital lines of credit loans	$ 462,137	19.8%	$ 437,295	19.3%	$ 439,638	19.5%	$ 413,394	18.7%
Non-working capital loans	425,958	18.2	404,934	17.9	407,184	18.0	375,677	17.0
Total commercial and industrial loans	888,095	38.0	842,229	37.2	846,822	37.5	789,071	35.6

Commercial real estate and multi-family residential loans:
Construction and land development loans	108,695	4.7	97,263	4.3	82,494	3.7	84,416	3.8
Owner occupied loans	365,071	15.6	365,619	16.2	358,617	15.9	356,889	16.1
Nonowner occupied loans	373,696	16.0	339,030	15.0	314,889	13.9	333,237	15.0
Multifamily loans	37,422	1.6	46,270	2.0	45,011	2.0	35,587	1.6
Total commercial real estate and multi-family residential loans	884,884	37.9	848,182	37.5	801,011	35.5	810,129	36.6

Agri-business and agricultural loans:
Loans secured by farmland	100,571	4.3	99,537	4.4	109,147	4.8	112,431	5.1
Loans for agricultural production	97,729	4.2	105,312	4.7	115,572	5.1	108,514	4.9
Total agri-business and agricultural loans	198,300	8.5	204,849	9.1	224,719	10.0	220,945	10.0

Other commercial loans	46,501	2.0	48,867	2.2	56,807	2.5	63,681	2.9
Total commercial loans	2,017,780	86.4	1,944,127	85.9	1,929,359	85.5	1,883,826	85.1

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	116,247	5.0	116,164	5.1	109,823	4.9	105,057	4.7
Open end and junior lien loans	152,571	6.5	154,773	6.8	161,366	7.1	171,063	7.7
Residential construction and land development loans	5,263	0.2	6,110	0.3	11,541	0.5	9,190	0.4
Total consumer 1-4 family mortgage loans	274,081	11.7	277,047	12.2	282,730	12.5	285,310	12.9

Other consumer loans	43,470	1.9	41,891	1.9	45,755	2.0	45,726	2.1
Total consumer loans	317,551	13.6	318,938	14.1	328,485	14.5	331,036	14.9
Subtotal	2,335,331	100.0%	2,263,065	100.0%	2,257,844	100.0%	2,214,862	100.0%
Less: Allowance for loan losses	(50,635)		(50,818)		(51,445)		(51,817)
Net deferred loan fees	(631)		(605)		(324)		(462)
Loans, net	$2,284,065		$2,211,642		$2,206,075		$2,162,583